Exhibit 8.1

[Letterhead of Goodmans LLP]

December 14, 2011

Newmont Mining Corporation
6363 South Fiddlers Green Circle
Greenwood Village, Colorado  80111

Re:  Canadian Federal Income Tax Opinion for Registration Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Newmont Mining Corporation (the “Company”) on December 14, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the possible issuance of up to 4,915,685 shares of the Company’s common stock in exchange for exchangeable shares of Newmont Mining Corporation of Canada Limited (formerly Newmont NE Holdings Limited), you have requested our opinion concerning the statements in the Registration Statement under the caption “Material Canadian Federal Income Tax Considerations.”

This opinion is based on various facts and assumptions.  In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of Canada and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state, province or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption “Material Canadian Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of Canadian federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Goodmans LLP as to the material Canadian federal income tax consequences of the matters described therein.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based the current provisions of the Income Tax Act (Canada) and the regulations thereunder, the administrative and assessing policies of the Canada Revenue Agency prior to the date of this letter and specific proposals to amend the Income Tax Act (Canada) and regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this letter.  Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transaction described herein. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Goodmans LLP
Goodmans LLP